UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

January 29, 2008

QUINTANA MARITIME LIMITED

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	000-51412	98-0454094
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Quintana Maritime Limited

c/o Quintana Management LLC

Pandoras 13 & Kyprou Street

166 74 Glyfada

Greece

(Address of principal executive office)

+ 30 210 898 6820

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Merger Agreement

On January 29, 2008, Quintana Maritime Limited (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of January 29, 2008 (the “Merger Agreement”), with Excel Maritime Carriers Ltd. (the “Buyer”) and Bird Acquisition Corp. (the “Merger Sub”), a direct wholly-owned subsidiary of the Buyer.

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”). In the Merger, each share of common stock of the Company (the “Common Stock”), other than (a) those shares held in the treasury of the Company, (b) those shares owned by the Buyer or Merger Sub or (c) those shares with respect to which dissenters rights are properly exercised, will be converted into the right to receive (i) 0.4084 of a share of Buyer common stock and (ii) $13.00 in cash, without interest (collectively, the “Merger Consideration”). In the event the average closing price of Buyer common stock during the 15 trading day period ending before the effective time of the Merger exceeds $45.00 per share, the stock portion of the Merger Consideration will be adjusted so that the total Merger Consideration equals $31.38. The per share stock portion of the Merger Consideration will be reduced if the Company pays any dividend after the date of the Merger Agreement in an amount equal to such per share dividend payments. In addition, each outstanding restricted stock award subject to vesting or other lapse restrictions will vest and become free of such restrictions and the holder thereof will receive the Merger Consideration with respect to each share of restricted stock held by such holder.

The Buyer and the Company have each made representations and warranties to each other in the Merger Agreement. The Company has made certain covenants in the Merger Agreement, including, among others, covenants, subject to certain exceptions, (i) to conduct its business in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, (ii) to cause a stockholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement, (iii) not to solicit proposals relating to alternative business combination transactions, (iv) not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions, and (v) to use commercially reasonable efforts to assist the Buyer in obtaining any required third-party consents to the Merger. In addition, the Buyer has made certain covenants in the Merger Agreement, including, among others, covenants, subject to certain exceptions, (a) that it will use its commercially reasonable efforts to obtain debt financing to fund the transactions contemplated by the Merger Agreement and (b) that it will use commercially reasonable efforts to cause its articles of incorporation to be amended and restated to (1) permit three persons selected by the Company’s board of directors to be members of its board of directors for a period of one year following the consummation of the Merger and (2) provide that two of such directors must consent to certain material transactions and affiliate transactions taken by the Buyer.

Completion of the Merger is subject to various conditions, including, among others, (i) approval of the holders of a majority in voting power of the outstanding shares of the Company common stock, (ii) absence of any order, injunction or other judgment or decree prohibiting the consummation of the Merger, (iii) receipt of required governmental consents and approvals, (iv) the Buyer’s receipt of the debt financing and (v) subject to certain exceptions, the accuracy of the representations and warranties of the Company and the Buyer, as applicable, and compliance by the Company and the Buyer with their respective obligations under the Merger Agreement.

The Merger Agreement contains certain termination rights for both the Company and the Buyer, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay the Buyer a termination fee of either $62 million or $93 million, depending on the circumstances of the termination, and in other circumstances, the Buyer may be required to pay the Company a termination fee of either $62 million or $93 million, depending on the circumstances of the termination.

The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Buyer or the Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the execution of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about any of the parties to such agreement.

A copy of the Company’s press release announcing the signing of the Merger Agreement is attached as Exhibit 99.4 hereto and is incorporated herein by reference.

The Voting Agreements

In connection with the execution of the Merger Agreement, certain shareholders affiliated with the Company have entered into voting agreements, dated as of January 29, 2008 (the “Voting Agreements”) with the Buyer, pursuant to which, among other things, such shareholders agreed to vote in favor of the Merger. The Voting Agreements will terminate upon the earlier of (i) the consummation of the merger or (ii) the termination of the Merger Agreement.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the Voting Agreements, which are attached as Exhibits 99.1, 99.2 and 99.3 hereto and are incorporated herein by reference.

The Rights Agreement Amendment

Immediately prior to the Company’s execution of the Merger Agreement, the Company executed an amendment (the “Rights Agreement Amendment”) to its Rights Agreement dated November 12, 2007 (the “Rights Agreement”). The Rights Agreement Amendment provides that neither the execution of the Merger Agreement nor the execution of the Voting Agreements nor the consummation of the Merger or other transaction contemplated thereby will trigger the separation or exercise of the shareholder rights or any adverse event under the Rights Agreement. In particular, neither the Parent nor the Merger Sub nor any of their respective affiliates or associates will be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the approval, execution, delivery, adoption or performance of the Merger Agreement and Voting Agreements or the consummation of the Merger or any other transaction contemplated thereby.

The foregoing description of the Rights Agreement Amendment is qualified in its entirely by reference to the Rights Agreement Amendment, which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Important Legal Information

This filing is being made in respect of the proposed merger transaction involving the Buyer and the Company. In connection with the proposed transaction, the Buyer will file with the Securities and Exchange Commission a registration statement on Form F-4 containing a proxy statement/prospectus. The proposed merger transaction involving the Buyer and the Company will be submitted to the Company’s shareholders for their consideration. Shareholders are encouraged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about the Buyer and the Company without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, by directing a request to the Buyer or to the Company per the following contact information. To Quintana: Investor relations/ Financial Media at Capital Link, Inc., 230 Park Avenue – Suite 1536, New York, NY 10160, USA, Attention: Ramnique Grewal (212) 661-7566; or to Excel: Investor relations/ Financial Media at Capital Link, Inc., 230 Park Avenue – Suite 1536, New York, NY 10160, USA, Attention: Nicolas Bornozis, (212) 661-7566.

The Buyer, the Company and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Buyer’s directors and executive officers is available in the Buyer’s notice of annual meeting and proxy statement for its most recent annual meeting and the Buyer’s Annual Report on Form 20-F for the year ended December 31, 2006, which were filed with the Securities and Exchange Commission on September 14, 2007 and June 26, 2007, respectively, and information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its most recent annual meeting of shareholders which was filed with the Securities and Exchange Commission on April 2, 2007. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 5.01	Change in Control of Registrant

(b)

The information contained in Item 1.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c)

2.1	Agreement and Plan of Merger, dated as of January 29, 2008, among Quintana Maritime Limited, Excel Maritime Carriers Ltd. and Bird Acquisition Corp.

4.1	First Amendment to the Rights Agreement, dated as of January 29, 2008, between Quintana Maritime Limited and Computershare Trust Company

99.1	Voting Agreement, dated as of January 29, 2008, between Excel Maritime Carriers Ltd. and Corbin Robertson, Jr.

99.2	Voting Agreement, dated as of January 29, 2008, between Excel Maritime Carriers Ltd. and Hans Mende

99.3	Voting Agreement, dated as of January 29, 2008, between Excel Maritime Carriers Ltd. and Stamatis Molaris

99.4	Press Release dated January 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED

By:	/s/ Steve Putman
Steve Putman
Vice President and General Counsel

Dated: January 29, 2008

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of January 29, 2008, among Quintana Maritime Limited, Excel Maritime Carriers Ltd. and Bird Acquisition Corp.

4.1	First Amendment to the Rights Agreement, dated as of January 29, 2008, between Quintana Maritime Limited and Computershare Trust Company

99.1	Voting Agreement, dated as of January 29, 2008, between Excel Maritime Carriers Ltd. and Corbin Robertson, Jr.

99.2	Voting Agreement, dated as of January 29, 2008, between Excel Maritime Carriers Ltd. and Hans Mende

99.3	Voting Agreement, dated as of January 29, 2008, between Excel Maritime Carriers Ltd. and Stamatis Molaris

99.4	Press Release dated January 29, 2008